As filed with the Securities and Exchange Commission on January 13, 2003
Registration No. 333-101541

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)

South Dakota	46-0458824
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

625 Ninth Street
Rapid City, South Dakota 57701
(605) 721-1700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Steven J. Helmers, Esq.
General Counsel
625 Ninth Street
Rapid City, South Dakota 57701
(605) 721-1700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

WITH COPIES TO:

Robert J. Melgaard, Esq. Mark D. Berman, Esq. Conner & Winters, P.C. 3700 First Place Tower 15 East Fifth Street Tulsa, Oklahoma 74103 (918) 586-5711 (918) 586-8548 (Facsimile)	Vincent J. Pisano, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-2718 (917) 777-2718 (Facsimile)

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered(1)	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount Of Registration Fee(4)

Debt Securities

Preferred Stock

Common Stock ($1.00 par value)

Warrants

Purchase Contracts

Units

TOTAL	$400,000,000	100%	$400,000,000	$36,800

(1)
Certain information as to each class of securities being registered is not specified in accordance with General Instruction II.D. to Form S-3. Subject to footnote (3) below, there is being registered for issuance and sale from time to time, an indeterminate principal amount of debt securities (including senior debt securities and subordinated debt securities), an indeterminate number of shares of preferred stock and common stock, an indeterminate number of warrants, an indeterminate number of purchase contracts, and an indeterminate number of units. In addition, there is being registered an indeterminate principal amount of debt securities and an indeterminate number of shares of preferred stock and common stock as shall be issuable upon conversion, redemption, or exercise of debt securities, preferred stock, purchase contracts, units and/or warrants. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2)
In United States dollars or the equivalent thereof in any other currency or currencies, currency unit or units, or composite currency or currencies. Such amount represents the aggregate offering price of any combination of the debt securities, preferred stock, common stock, warrants, purchase contracts and units.

(3)
The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $400,000,000. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 13, 2003

$400,000,000

BLACK HILLS CORPORATION

Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Common Stock
Warrants
Purchase Contracts
Units

By this prospectus, we may offer up to $400,000,000 of senior debt securities, subordinated debt securities, preferred stock, common stock, warrants, purchase contracts and units on terms to be determined at the time of sale.

We will provide the specific terms of these securities in supplements to this prospectus. Before you invest, you should carefully read this prospectus and any supplements to this prospectus.

Our common stock is listed on The New York Stock Exchange under the symbol “BKH.”

There are significant risks associated with an investment in our securities. See “ Risk Factors” beginning on page 3. You should also read carefully the risks we describe in the accompanying prospectus supplement as well as the risk factors discussed in our periodic reports that we file with the Securities and Exchange Commission, for a better understanding of the risks and uncertainties that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is                                         .

You should rely only on the information contained in this prospectus or any prospectus supplement to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus or any prospectus supplement may only be accurate on the date of those documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents incorporated by reference in the registration statement contain the full text of the contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we may offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with only a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” Unless the context otherwise requires, references in this prospectus to “Black Hills,” the “Company,” “we,” “us” and “our” refer to Black Hills Corporation and all of its subsidiaries collectively.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should carefully consider the risk factors set forth in this prospectus, the accompanying prospectus supplement and the reports that we file with the SEC, as well as other information we include or incorporate by reference in this prospectus, before deciding whether an investment in that security is suitable for you.

Provisions of South Dakota law and our articles of incorporation and bylaws, and several other factors, could limit another party’s ability to acquire us and could deprive our common shareholders of an opportunity to obtain a takeover premium for their shares of common stock.

A number of provisions under South Dakota law and that are contained in our articles of incorporation and bylaws could make it difficult for another company to acquire us and for our common shareholders to receive any related takeover premium for their shares. These provisions, among other things:

•	provide for a classified board of directors, which allows only one-third of our directors to be elected each year;

•	restrict the ability of shareholders to take action by written consent and to call a special meeting;

•	authorize the board of directors to designate the terms of and issue new series of preferred stock; and

•	impose restrictions on business combinations with various interested parties.

In addition, the South Dakota Public Utility Commission may assert jurisdiction to review and authorize certain business combinations or other acquisitions of our capital stock. Any attempt to obtain control of us by means of a tender offer, merger or otherwise could be discouraged, delayed or prevented if the South Dakota Public Utility Commission determined it has the authority or the obligation to review the transaction.

We can issue shares of preferred stock that can adversely affect a shareholder.

Our articles of incorporation authorize us to issue up to 25,000,000 shares of preferred stock with designations, rights and preferences determined from time-to-time by our board of directors. Accordingly, our board is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights superior to those of our common shareholders. For example, an issuance of shares of preferred stock could:

•	adversely affect the voting power of the common shareholders;

•	make it more difficult for a third party to gain control of us;

•	discourage bids for our common stock at a premium; or

•	otherwise adversely affect the market price of the common stock.

The holders of our outstanding Series 2000-A preferred stock in some circumstances have voting rights which may allow them to elect up to a majority of our board of directors, adversely affect the voting power of our common stockholders or inhibit our ability to merge or consolidate with another company.

We currently have issued and outstanding 5,177 shares of Series 2000-A preferred stock, which we refer to as the Series A preferred stock. If dividends accrued on the Series A preferred stock remain unpaid in an amount equivalent to four quarterly dividends, but less than eight, the holders of the Series A preferred stock, voting separately as one class for that purpose, will be entitled at the next succeeding annual meeting of the shareholders to elect that number of directors as will constitute one-third of the then board members. If the unpaid dividends accrued on the Series A preferred stock equal or exceed eight quarterly dividends, the holders of the Series A preferred stock will be entitled to elect a majority of our board. In addition, we must obtain the consent of the holders of two-thirds of the outstanding shares of our Series A preferred stock, voting separately as one class for that purpose, before we may, among other things, sell all or substantially all of our property and assets to, or merge or consolidate into or with, any other company. The voting rights of the Series A preferred shareholders may adversely affect the voting power of our common shareholders and make it more difficult for us to acquire another company or for another company to acquire us.

The securities we are offering may not develop an active public market.

The securities we are offering, other than our common stock, will be new issues of securities for which there is currently no trading market. We cannot predict whether an active trading market for the securities will develop or be sustained.

BLACK HILLS CORPORATION

Our Business

We are a diversified energy company operating principally in the United States with three major business groups: integrated energy, electric utility and communications. Our integrated energy group engages in the production and sale of electric power through ownership of a diversified portfolio of generating plants, the production of coal, natural gas and crude oil primarily in the Rocky Mountain region, and the marketing and transportation of fuel products. Our electric utility group engages in the generation, transmission and distribution of electricity to an average of approximately 59,600 customers in South Dakota, Wyoming and Montana. Our communications group offers a full suite of telecommunications services, including local and long distance telephone services, expanded cable television service, cable modem Internet access and high speed data and video services, to approximately 23,700 residential and business customers located in Rapid City and the northern Black Hills of South Dakota.

Our Executive Offices

We are incorporated in South Dakota and our headquarters and principal executive offices are located at 625 Ninth Street, Rapid City, South Dakota 57701. Our telephone number is (605) 721-1700.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to fixed charges and preferred stock dividends for each period indicated. The ratios were computed by dividing earnings by either fixed charges or combined fixed charges and preferred stock dividends. For this purpose, earnings consist of income from continuing operations before income taxes, adjustment for minority interests in consolidated subsidiaries, income or loss from equity investees, and fixed charges, plus amortization of capitalized interest, distributed income of equity investees and less interest capitalized and minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and an estimate of the interest within rental expense.

	Years Ended December 31,					Nine Months Ended September 30,
	1997	1998	1999	2000	2001	2001	2002
Ratio of earnings to fixed charges	4.24	3.50	4.09	3.40	3.60	4.42	2.66
Ratio of earnings to fixed charges and preferred stock dividends	4.24	3.50	4.10	3.39	3.54	4.33	2.64

No shares of preferred stock were outstanding during any of the periods prior to 2000.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities described in this prospectus for working capital and general corporate purposes, which may include:

•	repayment or refinancing of outstanding debt;

•	capital expenditures;

•	acquisitions;

•	investments; and

•	other business opportunities.

DESCRIPTION OF SENIOR DEBT SECURITIES

General

The following description applies to the senior debt securities offered by this prospectus. The senior debt securities will be direct, unsecured obligations of Black Hills and will rank on a parity with all of our outstanding unsecured senior indebtedness. The senior debt securities may be issued in one or more series. The senior debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.

The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.

The following describes the general terms and provisions of the senior debt securities to which any prospectus supplement may relate. The particular terms of any senior debt security and the extent, if any, to which these general provisions may apply to the senior debt securities will be described in the prospectus supplement relating to the senior debt securities.

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under it. Rather, the indenture provides that senior debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Senior debt securities may be denominated in any currency or currency unit we designate. Neither the indenture nor the senior debt securities will limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.

Senior debt securities of a series may be issuable in registered form without coupons, which we refer to as “registered securities,” or in the form of one or more global securities in registered form, which we refer to as “global securities.”

You must review the prospectus supplement for a description of the following terms, where applicable, of each series of senior debt securities for which this prospectus is being delivered:

•	the title of the senior debt securities;

•	the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the senior debt securities;

•	the priority of payment of the senior debt securities;

•	the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the senior debt securities will be issued;

•	the date or dates on which the principal of the senior debt securities will be payable;

•	the interest rate or rates, which may be fixed or variable, for the senior debt securities, if any, or the method of determining the same;

•
the date or dates from which interest, if any, on the senior debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

•
the extent to which any of the senior debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global senior debt security will be paid;

•	each office or agency where the senior debt securities may be presented for registration of transfer or exchange;

•	the place or places where the principal of and any premium and interest on the senior debt securities will be payable;

•
the date or dates, if any, after which the senior debt securities may be redeemed or purchased in whole or in part, (1) at our option or (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

•
the terms, if any, upon which the senior debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	the authorized denomination or denominations for the senior debt securities;

•
the currency, currencies or units based on or related to currencies for which the senior debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the senior debt securities may be payable;

•	any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities;

•	the payment of any additional amounts with respect to the senior debt securities;

•	whether any of the senior debt securities will be issued with original issue discount;

•	information with respect to book-entry procedures, if any;

•	any additional covenants or events of default not currently included in the indenture relating to the senior debt securities; and

•	any other terms of the senior debt securities not inconsistent with the provisions of the indenture.

If any of the senior debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of senior debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of senior debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

Senior debt securities may be issued as original issue discount senior debt securities, which bear no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the senior debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.

If the senior debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those senior debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a senior debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a senior debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any senior debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in a prospectus supplement for those securities.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will be issued only as registered securities. Senior debt securities issued as registered securities will not have interest coupons.

Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other senior debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that, with respect to registered securities having The City of New York as a place of payment, we will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

Book-Entry Senior Debt Securities

Senior debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of senior debt securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

•	check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

•	wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the senior debt security is registered at the close of business on the regular record date for the payment.

Consolidation, Merger or Sale of Assets

The indenture relating to the senior debt securities provides that we may, without the consent of the holders of any of the senior debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

•	any successor assumes our obligations on the senior debt securities and under the indenture; and

•	after giving effect to the consolidation, merger or transfer, no event of default (as defined in the indenture) will have happened and be continuing.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the senior debt securities, or the trustee acting on their behalf, to take any of the actions described below under “—Events of Default, Waivers, Etc.”

Leveraged and Other Transactions

The indenture and the senior debt securities do not contain provisions which would protect holders of the senior debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of senior debt securities.

Modification of the Indenture

The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the senior debt securities. However, no modification or alteration may be made without the consent of the holder of each senior debt security affected which would, among other things,

•	modify the terms of payment of principal of or any premium or interest on the senior debt securities; or

•	reduce the percentage in principal amount of outstanding senior debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.

An “event of default” with respect to senior debt securities of any series is defined in the indenture to include:

(1)	default in the payment of principal of or any premium on any of the outstanding senior debt securities of that series when due;

(2)	default in the payment of interest on any of the outstanding senior debt securities of that series when due and continuance of such default for 30 days;

(3)	default in the performance of any of our other covenants in the indenture with respect to the senior debt securities of that series and continuance of such default for 90 days after written notice;

(4)	certain events of bankruptcy, insolvency or reorganization relating to us; and

(5)	any other event that may be specified in a prospectus supplement with respect to any series of senior debt securities.

If an event of default with respect to any series of outstanding senior debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all senior debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may waive an event of default resulting in acceleration of the senior debt securities, but only if all events of default with respect to senior debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the senior debt securities of that series. Prior to acceleration of maturity of the outstanding senior debt securities of any series, the holders of a majority in aggregate principal amount of the senior debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the senior debt securities of that series.

The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any senior debt securities, the whole amount then due and payable on the affected senior debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

The indenture also provides that notwithstanding any of its other provisions, the holder of any senior debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the senior debt securities when due and that such right will not be impaired without the consent of that holder.

We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the senior debt securities.

Satisfaction and Discharge

The indenture provides, among other things, that when all senior debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the senior debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

Governing Law

The indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Information concerning the trustee for a series of senior debt securities will be set forth in the prospectus supplement relating to that series of senior debt securities.

We may have normal banking relationships with the trustee in the ordinary course of business.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

General

The following description applies to the subordinated debt securities offered by this prospectus. The subordinated debt securities will be unsecured, subordinated obligations of Black Hills. The subordinated debt securities may be issued in one or more series. The subordinated debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.

The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.

The following describes the general terms and provisions of the subordinated debt securities to which any prospectus supplement may relate. The particular terms of any subordinated debt security and the extent, if any, to which these general provisions may apply to the subordinated debt securities will be described in the prospectus supplement relating to the subordinated debt securities.

The indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Rather, the indenture provides that subordinated debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Subordinated debt securities may be denominated in any currency or currency unit we designate. Neither the indenture nor the subordinated debt securities will limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.

Subordinated debt securities of a series may be issuable in the form of registered securities or global securities.

You must review the prospectus supplement for a description of the following terms, where applicable, of each series of subordinated debt securities for which this prospectus is being delivered:

•	the title of the subordinated debt securities;

•	the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the subordinated debt securities;

•	the priority of payment of the subordinated debt securities;

•	the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the subordinated debt securities will be issued;

•	the date or dates on which the principal of the subordinated debt securities will be payable;

•	the interest rate or rates, which may be fixed or variable, for the subordinated debt securities, if any, or the method of determining the same;

•
the date or dates from which interest, if any, on the subordinated debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

•
the extent to which any of the subordinated debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global subordinated debt security will be paid;

•	each office or agency where the subordinated debt securities may be presented for registration of transfer or exchange;

•	the place or places where the principal of and any premium and interest on the subordinated debt securities will be payable;

•
the date or dates, if any, after which the subordinated debt securities may be redeemed or purchased in whole or in part, (1) at our option or (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

•
the terms, if any, upon which the subordinated debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	the authorized denomination or denominations for the subordinated debt securities;

•
the currency, currencies or units based on or related to currencies for which the subordinated debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the subordinated debt securities may be payable;

•	any index used to determine the amount of payments of principal of and any premium and interest on the subordinated debt securities;

•	the payment of any additional amounts with respect to the subordinated debt securities;

•	whether any of the subordinated debt securities will be issued with original issue discount;

•	information with respect to book-entry procedures, if any;

•	the terms of subordination;

•	any additional covenants or events of default not currently included in the indenture relating to the subordinated debt securities; and

•	any other terms of the subordinated debt securities not inconsistent with the provisions of the indenture.

If any of the subordinated debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of subordinated debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of subordinated debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

Subordinated debt securities may be issued as original issue discount securities, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the subordinated debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.

If the subordinated debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those subordinated debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a subordinated debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a subordinated debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any subordinated debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in a prospectus supplement for those securities.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, subordinated debt securities will be issued only as registered securities. Subordinated debt securities issued as registered securities will not have interest coupons.

Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other subordinated debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that, with respect to registered securities having The City of New York as a place of payment, we will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

Book-Entry Subordinated Debt Securities

Subordinated debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of subordinated debt securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

•	check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

•	wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the subordinated debt security is registered at the close of business on the regular record date for the payment.

Subordination

The subordinated debt securities will be subordinated and junior in right of payment to some of our other indebtedness (which may include senior indebtedness for money borrowed) to the extent described in the applicable prospectus supplement. At December 31, 2002, we had an aggregate amount of $460.1 million of indebtedness that would be senior to any subordinated debt securities that we may issue.

Consolidation, Merger or Sale of Assets

The indenture relating to the subordinated debt securities provides that we may, without the consent of the holders of any of the subordinated debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

•	any successor assumes our obligations on the subordinated debt securities and under the indenture; and

•	after giving effect to the consolidation, merger or transfer, no event of default (as defined in the indenture) will have happened and be continuing.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the subordinated debt securities, or the trustee acting on their behalf, to take any of the actions described below under “—Events of Default, Waivers, Etc.”

Leveraged and Other Transactions

The indenture and the subordinated debt securities do not contain provisions which would protect holders of the subordinated debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of subordinated debt securities.

Modification of the Indenture

The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the subordinated debt securities. However, no modification or alteration may be made without the consent of the holder of each subordinated debt security affected which would, among other things,

•	modify the terms of payment of principal of or any premium or interest on the subordinated debt securities;

•	adversely modify the subordination terms of the subordinated debt securities; or

•	reduce the percentage in principal amount of outstanding subordinated debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.

An “event of default” with respect to subordinated debt securities of any series is defined in the indenture to include:

(1)	default in the payment of principal of or any premium on any of the outstanding subordinated debt securities of that series when due;

(2)	default in the payment of interest on any of the outstanding subordinated debt securities of that series when due and continuance of such default for 30 days;

(3)
default in the performance of any of our other covenants in the indenture with respect to the subordinated debt securities of that series and continuance of such default for 90 days after written notice;

(4)	certain events of bankruptcy, insolvency or reorganization relating to us; and

(5)	any other event that may be specified in a prospectus supplement with respect to any series of subordinated debt securities.

If an event of default with respect to any series of outstanding subordinated debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all subordinated debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive an event of default resulting in acceleration of the subordinated debt securities, but only if all events of default with respect to subordinated debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the subordinated debt securities of that series. Prior to acceleration of maturity of the outstanding subordinated debt securities of any series, the holders of a majority in aggregate principal amount of the subordinated debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the subordinated debt securities of that series.

The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any subordinated debt securities, the whole amount then due and payable on the affected subordinated debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

The indenture also provides that notwithstanding any of its other provisions, the holder of any subordinated debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the subordinated debt securities when due and that such right will not be impaired without the consent of that holder.

We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the subordinated debt securities.

Satisfaction and Discharge

The indenture provides, among other things, that when all subordinated debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the subordinated debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

Governing Law

The indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Information concerning the trustee for a series of subordinated debt securities will be set forth in the prospectus supplement relating to that series of subordinated debt securities.

We may have normal banking relationships with the trustee in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of (a) 100,000,000 shares of common stock, having a par value of $1 per share, and (b) 25,000,000 shares of preferred stock, without par value. As of October 31, 2002, 26,903,626 shares of common stock and 5,177 shares of preferred stock were outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders may use cumulative voting for the election of directors. Subject to preferences that may be applicable to any outstanding series of preferred stock, holders of common stock are entitled to receive equally dividends as they may be declared by our board of directors out of funds legally available for the payment of dividends. In the event of our liquidation or dissolution, holders of common stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of preferred stock.

Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All of the outstanding shares of common stock are, and the shares of common stock we sell in any offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by our shareholders, to issue shares of undesignated preferred stock from time to time in one or more series and to fix the related number of shares and the designations, voting powers, preferences, optional and other special rights, and restrictions or qualifications of that preferred stock. The particular terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ from common stock and other series of preferred stock with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of additional series of preferred stock could:

•	decrease the amount of earnings and assets available for distribution to holders of common stock;

•	adversely affect the rights and powers, including voting rights, of holders of common stock; and

•	have the effect of delaying, deferring or preventing a change in control.

No Par Preferred Stock, Series 2000-A.    We currently have 5,177 shares of No Par Preferred Stock, Series 2000-A issued and outstanding, which we refer to as “Series A preferred stock.” The shares of Series A preferred stock currently issued and outstanding are cumulative, convertible, no par shares and are non-voting except as generally discussed below or as otherwise required by law. The holders of our Series A preferred stock are entitled to receive cumulative quarterly cash dividends at a rate equal to 1% per year computed on the basis of $1,000 per share plus an amount equal to any dividend payable with respect to our common stock, multiplied by the number of shares of common stock into which each share of Series A preferred stock is convertible. Dividends on our Series A preferred stock must be paid or declared and set apart for payment before any dividends may be paid or declared and set apart for payment on our common stock. In addition, no dividend may be declared or paid with respect to our common stock unless the same dividend is declared and paid with respect to our Series A preferred stock.

We have the authority to redeem our Series A preferred stock in whole or in part, at any time. The redemption price per share for the Series A preferred stock is $1,000 plus all accrued and unpaid dividends. Each share of Series A preferred stock is convertible at the option of the shareholder into shares of our common stock at any time prior to July 7, 2005 and, unless redeemed, will be automatically converted into shares of our common stock on July 7, 2005. Each share of Series A preferred stock is convertible into 28.57 shares (the liquidation preference amount of $1,000 divided by the conversion price of $35.00 per share). Upon delivery to a shareholder of a notice of redemption, the conversion price will be adjusted to equal the lesser of the conversion price then in effect and the current market price of our common stock on the redemption notice date.

The holders of our Series A preferred stock are not entitled to any right to vote at any meeting of our shareholders for the election of directors, except that whenever dividends accrued on the Series A preferred stock remain unpaid in an amount equivalent to four quarterly dividends, but less than eight, the holders of the Series A preferred stock, voting separately as one class for such purpose, will be entitled at the next succeeding annual meeting of shareholders to elect that number of directors as will constitute one-third of the then board members, and the holders of common stock will be entitled to elect the remaining directors. Whenever the accrued and unpaid dividends on the Series A preferred stock become equivalent to or exceed eight quarterly dividends, the holders of the Series A preferred stock, voting separately as one class for such purpose, will be entitled to elect at the next succeeding annual meeting of shareholders the smallest number of directors necessary to constitute a majority of our board, and the holders of common stock will be entitled to elect the remaining directors. After the accrued and unpaid dividends are paid, the holders of the Series A preferred stock will be divested of these voting rights at the next succeeding annual meeting of shareholders.

We must obtain the consent of the holders of two-thirds of the outstanding shares of our Series A preferred stock, voting separately as one class for such purpose, before we may:

•	create or increase the authorized amount of any other class of stock which will rank prior to the Series A preferred stock in respect of dividends or assets;

•
reclassify shares of stock of any class ranking junior to the Series A preferred stock in respect of dividends or assets, wholly or partially into shares of stock of any class ranking on a parity with or prior to the Series A preferred stock in respect of dividends or assets;

•	sell all or substantially all of our property and assets to, or merge or consolidate into or with, any other company; or

•
make any distribution out of capital or capital surplus, other than dividends payable in stock ranking junior to the Series A preferred stock in respect of dividends and assets, to holders of stock ranking junior to the Series A preferred stock in respect of dividends or assets.

Anti-Takeover Effects of South Dakota Law and Provisions of Our Charter and Bylaws

South Dakota law and our articles of incorporation and bylaws contain certain provisions that might be characterized as anti-takeover provisions. These provisions may make it more difficult to acquire control of us or remove our management.

Control Share Acquisitions

The control share acquisition provisions of the South Dakota Domestic Public Corporation Takeover Act provide generally that the shares of a publicly held South Dakota corporation acquired by a person that exceed the thresholds of voting power described below will have the same voting rights as other shares of the same class or series only if approved by:

•	the affirmative vote of the majority of all outstanding shares entitled to vote, including all shares held by the acquiring person; and

•	the affirmative vote of the majority of all outstanding shares entitled to vote, excluding all interested shares.

Each time an acquiring person reaches a threshold, an election must be held as described above before the acquiring person will have any voting rights with respect to shares in excess of such threshold. The thresholds which require shareholder approval before voting powers are obtained with respect to shares acquired in excess of such thresholds are 20%, 33% and 50%, respectively. We have elected in our articles of incorporation not to be subject to these provisions of South Dakota law.

Business Combinations

We are subject to the provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act. In general, Section 47-33-17 prohibits a publicly held South Dakota corporation from engaging in a “business combination” with an “interested shareholder” for a period of four years after the date that the person became an interested shareholder unless the business combination or the transaction in which the person became an interested shareholder is approved in a prescribed manner. After the four-year period has elapsed, the business combination must still be approved, if not previously approved in the manner prescribed, by the affirmative vote of the holders of a majority of the outstanding voting shares exclusive, in some instances, of those shares beneficially owned by the interested shareholder. Generally, a “business combination” includes a merger, a transfer of 10% or more of the corporation’s assets, the issuance or transfer of stock equal to 5% or more of the aggregate market value of all of the corporation’s outstanding shares, the adoption of a plan of liquidation or dissolution, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns 10% or more of the corporation’s voting stock. This provision may delay, defer or prevent a change in control of us without the shareholders taking further action.

The South Dakota Domestic Public Corporation Takeover Act further provides that our board, in determining whether to approve a merger or other change of control, may take into account both the long-term as well as short-term interests of us and our shareholders, the effect on our employees, customers, creditors and suppliers, the effect upon the community in which we operate and the effect on the economy of the state and nation. This provision may permit our board to vote against some proposals that, in the absence of this provision, it would have a fiduciary duty to approve.

Fair Price Provision

Our articles of incorporation require the affirmative vote of the holders of 80% or more of the outstanding shares of our voting stock to approve any “business transaction” with any “related person” or any “business transaction” in which a “related person” has an interest. However, if a majority of the members of our board who are not affiliated with the related party approve the business transaction, or if the cash or fair market value of any consideration received by our shareholders pursuant to a business transaction meets certain enumerated requirements, then the 80% voting requirement will not be applicable. Generally, our articles of incorporation define a “business transaction” to include a merger, asset or stock sale. Our articles of incorporation define a “related person” as any person or entity that owns 10% or more of our outstanding voting stock. The likely effect of this provision is to delay, defer or prevent a change in control of us.

Board Composition

Our articles of incorporation and bylaws provide for a staggered board of directors divided into three classes, with the term of office of one class expiring each year. Our articles of incorporation and bylaws also provide that our directors may be removed only for cause and by the affirmative vote of the majority of the remaining members of the board of directors. The likely effect of our staggered board of directors and the limitation on the removal of directors is an increase in the time required for the shareholders to change the composition of our board of directors.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Our board of directors has no present intention to issue any new series of preferred stock; however, our board has the authority, without further shareholder approval, to issue one or more series of preferred stock that could, depending on the terms of the series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interest of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not intend to seek shareholder approval prior to any issuance of stock, unless otherwise required by law or the rules of the stock exchange on which our common stock is listed.

Shareholder Action by Written Consent Must Be Unanimous

South Dakota law provides that any action which may be taken at a meeting of shareholders may be taken without a meeting if a written consent, setting forth the action taken, is signed by all of the shareholders entitled to vote with respect to the action taken. This provision prevents holders of less than all of our common stock from unilaterally using the written consent procedure to take shareholder action.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

DESCRIPTION OF WARRANTS

Offered Warrants

We may issue warrants that are debt warrants or equity warrants. We may offer warrants separately or together with one or more additional warrants or debt or equity securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.

Debt Warrants

We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale.

Equity Warrants

We may also issue, together with equity securities or separately, warrants to purchase, including warrant spreads, shares of our common or preferred stock on terms to be determined at the time of sale.

General Terms of Warrants

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants and warrant spreads:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination agents or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	the exercise price and procedures for exercise of the warrants;

•	the terms of any warrant spread and the market price of our common stock which will trigger our obligation to issue shares of our common stock in settlement of a warrant spread;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any other terms of the warrants.

Significant Provisions of the Warrant Agreements

We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive, and holders of warrants should review the detailed description of the relevant warrant agreement included in any prospectus supplement.

Modifications Without Consent of Warrantholders

We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

•	cure any ambiguity;

•	cure, correct or supplement any defective or inconsistent provision; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Enforceability of Rights of Warrantholders

The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property, if any, purchasable upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

Registration and Transfer of Warrants

Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

New York Law to Govern

The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus (or a range of principal amount or number of shares pursuant to a predetermined formula) at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and in some circumstances we may deliver newly issued prepaid purchase contracts, often referred to as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, such other securities or obligations. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and/or common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

From time to time, we may sell the securities offered by this prospectus:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

Any underwriter, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933.

The applicable prospectus supplement relating to the securities will set forth:

•	their offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds we may receive from the sale;

•	any underwriting discounts, fees, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any initial public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions,

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each class or series of securities will be a new issue of securities with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

LEGAL OPINIONS

The validity of the securities offered by this prospectus will be passed upon for Black Hills Corporation by Steven J. Helmers, General Counsel and Corporate Secretary of Black Hills, with respect to matters governed by South Dakota law, and by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, special counsel to Black Hills, with respect to matters governed by New York law. Certain legal matters will be passed upon for Black Hills by Conner & Winters, P.C., Tulsa, Oklahoma, and for the underwriters, dealers, or agents, if any, by Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Helmers owns, directly or indirectly, 3,626 shares of our common stock, and holds options to purchase an additional 29,110 shares.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Form 8-K filed on November 25, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an emphasis of the matter paragraph relating to the adoption of Statement of Financial Accounting Standard No. 133), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) that we have filed with the SEC under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all the information which is in the registration statement. Certain parts of the registration statement are omitted as allowed by the rules and regulations of the SEC. We refer you to the registration statement for further information about our company and the securities offered by this prospectus. Statements contained in this prospectus concerning the provisions of documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We also file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement and the reports and other information we file with the SEC at the public reference room maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The same information will be available for inspection and copying at the regional office of the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a Web site which provides online access to reports, proxy and information statements and other information regarding companies that file electronically with the SEC at the address http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. Information that we file later with the SEC will also automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below that we previously filed with the SEC and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering made under this prospectus:

•
Our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2001 (SEC File No. 333-52664), excluding portions which are superceded by our Current Report on Form 8-K dated November 25, 2002 (SEC File No. 1-31303);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, respectively (SEC File No. 1-31303);

•	Our Current Reports on Form 8-K filed on May 31, 2002, August 13, 2002, October 10, 2002, November 25, 2002, December 2, 2002 and December 23, 2002 (SEC File No. 1-31303); and

•
The description of our common stock contained in our registration statement on Form 8-A, dated April 19, 2002 (SEC File No. 1-31303), including any amendment or report filed before or after the date of this prospectus for the purpose of updating the description.

         In addition, any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement will be incorporated by reference in this prospectus.

         These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

         Black Hills Corporation
         625 Ninth Street
         Rapid City, South Dakota 57701
         Attention: Investor Relations
         (605) 721-1700

         The reports, proxy statements and other information we file with the SEC can also be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10002. For more information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

All amounts, which are payable by the Registrant, except the SEC registration fee, are estimates.

SEC registration fee	$36,800
Printing and shipping expenses	250,000
Legal fees and expenses	265,000
Accounting fees and expenses	220,000
Trustee’s and transfer agent’s fees and expenses	20,000
Rating agency fees	140,000
Miscellaneous	43,200

Total	$975,000

Item 15.  Indemnification of Directors and Officers.

Section 47-2-58.2 of the South Dakota Codified Laws provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. With respect to actions or suits by or in the right of the corporation, the statute provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper. The Bylaws of the Registrant provide that the Registrant shall indemnify any officer or director who acted in a manner which such person reasonably believed to be within the scope of such person’s authority against liability incurred by such person to the same extent and under the same circumstances as are currently permitted under the South Dakota Codified Laws. In addition, the Registrant has entered into specific agreements with the directors and officers of the Registrant providing for indemnification of such persons under certain circumstances.

The Registrant’s Articles of Incorporation also eliminate the liability of the Registrant’s directors for monetary damages for breach of their fiduciary duty as directors. This provision, however, does not eliminate a director’s liability (a) for any breach of the director’s duty of loyalty to the Registrant or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any violation of Sections 47-5-15 to 47-5-19, inclusive, of the South Dakota Codified Laws, which relate in part to certain unlawful dividend payments or stock redemptions or repurchases, or (d) for any transaction from which the director derived an improper personal benefit.

The Registrant carries directors’ and officers’ liability insurance to insure its directors and officers against liability for certain errors and omissions and to defray costs of a suit or proceeding against an officer or director.

Item 16.  Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated by reference herein.

Exhibit Number	Description

1*	Form of Underwriting Agreement.

2**	Plan of Exchange Between Black Hills Corporation and Black Hills Holding Corporation.

4.1**	Articles of Incorporation of the Registrant.

4.2***	Articles of Amendment of the Registrant.

4.3**	Bylaws of the Registrant.

4.4***	Statement of Designations, Preferences and Relative Rights and Limitations of No Par Preferred Stock, Series 2000-A of the Registrant.

4.5****	Form of Indenture (Senior Debt Securities).

4.6****	Form of Senior Debt Security (included in Exhibit 4.5).

4.7****	Form of Indenture (Subordinated Debt Securities).

4.8****	Form of Subordinated Debt Security (included in Exhibit 4.7).

4.9****	Form of Stock Certificate for Common Stock, Par Value $1.00 Per Share.

4.10*	Form of Warrant Agreement.

4.11*	Form of Warrant Certificate (included in Exhibit 4.10).

4.12	Form of Purchase Contract.

4.13	Form of Purchase Contract Certificate (included in Exhibit 4.12).

5.1	Opinion of Steven J. Helmers regarding the legality of the securities.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

8*	Opinion of Conner & Winters, P.C., regarding certain federal tax matters.

12****	Statements Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1	Consent of Steven J. Helmers (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

23.3*	Consent of Conner & Winters, P.C. (included in Exhibit 8).

23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

24****	Power of Attorney (included on the signature page to this Registration Statement).

25.1*	Statement of Eligibility and Qualification on Form T-1 of Trustee (Senior Debt Securities).

25.2*	Statement of Eligibility and Qualification on Form T-1 of Trustee (Subordinated Debt Securities).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
**	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 (No. 333-52664), and incorporated by reference herein.
***	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on December 26, 2000.
****	Previously filed with this Registration Statement.

Item 17.  Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)    The undersigned Registrant undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on the 13th day of January, 2003.

BLACK HILLS CORPORATION

By:	/s/ DANIEL P. LANDGUTH
Daniel P. Landguth Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DANIEL P. LANDGUTH Daniel P. Landguth	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 13, 2003

/s/ MARK T. THIES Mark T. Thies	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 13, 2003

/s/ ROXANN R. BASHAM Roxann R. Basham	Vice President – Controller and Assistant Secretary (Principal Accounting Officer)	January 13, 2003

/s/ EVERETT E. HOYT Everett E. Hoyt	Director, President and Chief Operating Officer	January 13, 2003

ADIL M. AMEER* Adil M. Ameer	Director	January 13, 2003

BRUCE B. BRUNDAGE* Bruce B. Brundage	Director	January 13, 2003

	Signature	Title	Date
	DAVID C. EBERTZ* David C. Ebertz	Director	January 13, 2003

	JOHN R. HOWARD* John R. Howard	Director	January 13, 2003

	KAY S. JORGENSEN* Kay S. Jorgensen	Director	January 13, 2003

	DAVID S. MANEY* David S. Maney	Director	January 13, 2003

	THOMAS J. ZELLER* Thomas J. Zeller	Director	January 13, 2003

*By:	/s/ MARK T. THIES		January 13, 2003
Mark T. Thies, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

1*	Form of Underwriting Agreement.

2**	Plan of Exchange Between Black Hills Corporation and Black Hills Holding Corporation.

4.1**	Articles of Incorporation of the Registrant.

4.2***	Articles of Amendment of the Registrant.

4.3**	Bylaws of the Registrant.

4.4***	Statement of Designations, Preferences and Relative Rights and Limitations of No Par Preferred Stock, Series 2000-A of the Registrant.

4.5****	Form of Indenture (Senior Debt Securities).

4.6****	Form of Senior Debt Security (included in Exhibit 4.5).

4.7****	Form of Indenture (Subordinated Debt Securities).

4.8****	Form of Subordinated Debt Security (included in Exhibit 4.7).

4.9****	Form of Stock Certificate for Common Stock, Par Value $1.00 Per Share.

4.10*	Form of Warrant Agreement.

4.11*	Form of Warrant Certificate (included in Exhibit 4.10).

4.12	Form of Purchase Contract.

4.13	Form of Purchase Contract Certificate (included in Exhibit 4.12).

5.1	Opinion of Steven J. Helmers, regarding the legality of the securities.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

8*	Opinion of Conner & Winters, P.C., regarding certain federal tax matters.

12****	Statements Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1	Consent of Steven J. Helmers (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

23.3*	Consent of Conner & Winters, P.C. (included in Exhibit 8).

23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

24****	Power of Attorney (included on the signature page to this Registration Statement).

25.1*	Statement of Eligibility and Qualification on Form T-1 of Trustee (Senior Debt Securities).

25.2*	Statement of Eligibility and Qualification on Form T-1 of Trustee (Subordinated Debt Securities).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
**	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 (No. 333-52664), and incorporated by reference herein.
***	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on December 26, 2000.
****	Previously filed with this Registration Statement.